EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the Post-Effective Amendment No. 2 to Form S-1 Registration Statement of Garner Investments, Inc., of our report dated February 26, 2008 on our audits of the financial statements of Garner Investments, Inc. as of December 31, 2007 and 2006, and the results of its operations and cash flows for the two fiscal years then ended and for the period from inception
February 13, 1997 to December 31, 2007, and the reference to us under the caption "Experts".

November 26, 2008


/s/Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.
Aurora, Colorado